Exhibit 3.5

COMMON STOCK		COMMON STOCK

PAR VALUE $.001

Certificate
Number
GUIDANCE SOFTWARE, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE 100,000,000 AUTHORIZED SHARES $.001 PAR VALUE

CUSIP 401692 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Guidance Software, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED (Month Day Year)
GUIDANCE SOFTWARE, INC.
President	SEAL	COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, INC. (DENVER) TRANSFER AGENT AND REGISTRANT

DELAWARE
Secretary
SECURITY INSTRUCTIONS ON REVERSE